Exhibit 99.3

June 12, 2007

LaPolla Industries, Inc.
15402 Vantage Parkway, Suite 322
Houston, TX 77032
Attention: Mr. Michael T. Adams, EVP

Re:    Extension Under Registration Rights Agreement

Dear Sirs:

Reference is made to the Registration Rights Agreement dated as of February 21, 2007, made by LaPolla Industries, Inc. for the benefit of the Holders described therein (the “Registration Rights Agreement”). All capitalized terms used herein without definition have the respective meanings ascribed to them in the Registration Rights Agreement.

The undersigned, being the sole Holder on the date hereof, hereby confirms its agreement to amend Section 2(a) of the Registration Rights Agreement so as to change the words “ninety (90) days after the date of this Agreement” to “June 22, 2007”.

Except as expressly set forth herein, all terms and conditions of the Registration Rights Agreement remain unmodified and in full force and effect.

Very truly yours,

COMVEST CAPITAL, LLC

By:	/s/ Larry E. Lenig, Jr.
Larry E. Lenig, Jr.
Senior Partner/Portfolio Manager